EXHIBIT 99.1

NEWS RELEASE	Contact: JOHN P. NELSON
FOR IMMEDIATE RELEASE	CHIEF EXECUTIVE OFFICER AND PRESIDENT
(515) 232-6251
JULY 13, 2018

AMES NATIONAL CORPORATION

ANNOUNCES 2018 SECOND QUARTER EARNINGS RESULTS

Second Quarter 2018 results:

For the quarter ended June 30, 2018, net income for Ames National Corporation (the Company) totaled $4,317,000 or $0.46 per share, compared to $3,472,000 or $0.37 per share earned in 2017. The improvement in earnings is primarily the result of an increase in loan interest income, a reduction in the provision for loan losses and lower federal income tax expense, offset in part by higher deposit interest expense and an increase in salaries and benefits.

Second quarter net interest income totaled $10,211,000, an increase of $145,000, or 1%, compared to the same quarter a year ago. The improvement in net interest income was mainly due to increased loan rates, offset by an increase in deposit interest rates. Loan and deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.75% since June 30, 2017. The Company’s net interest margin was 3.16% for the quarter ended June 30, 2018 as compared to 3.25% for the quarter ended June 30, 2017. The decrease in the net interest margin was primarily due to the lower tax equivalent yield on tax-exempt securities interest income computed in 2018 based upon a 21% federal income tax rate as compared to a 35% income tax rate used in 2017.

A provision for loan losses of $64,000 was recognized in the second quarter of 2018 as compared to $767,000 in the second quarter of 2017. Net loan charge offs remained at a favorable level and totaled $4,000 for the quarter ended June 30, 2018 compared to net loan charge offs of $479,000 for the quarter ended June 30, 2017. The Iowa agricultural economy remains challenged as the result of the current low grain prices, potential tariff concerns on Iowa exports and excessive rainfall in a portion of our markets.

Noninterest income for the second quarter of 2018 totaled $1,991,000 as compared to $2,025,000, a decrease of 2%, for the same period in 2017. The decrease in noninterest income is primarily due to lower security gains and other noninterest income, offset in part by higher wealth management income. The higher wealth management income was primarily due to an increase in one time estate fees.

Noninterest expense for the second quarter of 2018 totaled $6,713,000 compared to $6,399,000 recorded in 2017, an increase of 5%, which was primarily due to increases in salaries and employee benefits. This increase in salaries and benefits was primarily due to increases in employee benefit costs, additional personnel, changes in the Company’s paid time off benefits and normal salary increases. The efficiency ratio was 55.0% for the second quarter of 2018 as compared to 52.9% in 2017.

The provision for income taxes expense for the quarter ended June 30, 2018 and 2017 was $1,107,000 and $1,453,000, respectively, representing an effective tax rate of 20% and 29%, respectively. The reduction in the effective income tax rate from one year ago was primarily related to the enactment of the Tax Cut and Jobs Act legislation signed on December 22, 2017. This legislation lowered the marginal statutory federal corporation income tax rate for the Company from 35% to 21% beginning January 1, 2018. The effective tax rates are lower than the statutory rates for both periods primarily due to tax-exempt income.

Six Months 2018 results:

For the six months ended June 30, 2018, net income for Ames National Corporation (the Company) totaled $8,354,000 or $0.90 per share, compared to $7,082,000 or $0.76 per share earned in 2017. The improvement in earnings is primarily the result of an increase in loan interest income, a reduction in the provision for loan losses and lower federal income tax expense, offset in part by higher deposit interest expense, an increase in salaries and benefits and a decrease in securities gains.

For the six months ended June 30, 2018, net interest income totaled $20,397,000, an increase of $448,000, or 2%, compared to the same period a year ago. The improvement in net interest income was mainly due to increased loan rates and recognition of nonaccrual loan interest income on loans, offset by an increase in deposit interest rates and a decrease in interest income on tax-exempt investments. Nonaccrual interest income recognized in the six months ended June 30, 2018 was $309,000 as compared to $13,000 for the same period in 2017. The decrease in tax-exempt interest income on investments is mainly due to higher yielding municipal bonds maturing and being called. Loan and deposit interest rates increased in conjunction with general market interest rates, as the Federal Reserve Bank increased short term interest rate targets by 0.75% since June 30, 2017. The Company’s net interest margin was 3.17% for the six months ended June 30, 2018 as compared to 3.22% for the six months ended June 30, 2017. The decrease in the net interest margin was primarily due to the lower tax equivalent yield on tax-exempt securities interest income computed in 2018 based upon a 21% federal income tax rate as compared to a 35% income tax rate used in 2017

A provision for loan losses of $93,000 was recognized in the six months ended June 30, 2018 as compared to $1,164,000 in the six months ended June 30, 2017. Net loan charge offs remained at a favorable level and totaled $31,000 for the six months ended June 30, 2018 compared to net loan charge offs of $482,000 for the six months ended June 30, 2017.

Noninterest income for the six months ended June 30, 2018 totaled $3,755,000 as compared to $4,106,000, a decrease of 9%, for the same period in 2017. The decrease in noninterest income is primarily due to lower security gains, offset in part by higher wealth management income. The higher wealth management income was primarily due to an increase in one time estate fees.

Noninterest expense for the six months ended June 30, 2018 totaled $13,578,000 compared to $12,876,000 recorded in 2017, an increase of 5%, which was primarily due to increases in salaries and employee benefits. This increase in salaries and benefits was primarily due to a one-time $1,000 bonus paid to full-time employees, increases in employee benefit costs, additional personnel, changes in the Company’s paid time office benefits and normal salary increases. The efficiency ratio was 56.2% for the six months ended June 30, 2018 as compared to 53.5% in 2017.

The provision for income taxes expense for the six months ended June 30, 2018 and 2017 was $2,127,000 and $2,932,000, respectively, representing an effective tax rate of 20% and 29%, respectively. The reduction in the effective income tax rate from one year ago was primarily related to the enactment of the Tax Cut and Jobs Act legislation signed on December 22, 2017. This legislation lowered the marginal statutory federal corporation income tax rate for the Company from 35% to 21% beginning January 1, 2018. The effective tax rates are lower than the statutory rates for both periods primarily due to tax-exempt income.

Balance Sheet Review:

As of June 30, 2018, total assets were $1,362,055,000, a $7.6 million decrease compared to June 30, 2017. The reduction in assets was due primarily to a decrease in the securities portfolio, offset in part by increases in interest bearing deposits in financial institutions and loans. Deposit funding increased $25.0 million from one year ago, however this was more than offset by reductions in securities sold under agreements to repurchase and repayments of FHLB and other borrowings of $29.1 million.

Securities available-for-sale as of June 30, 2018 declined to $478,733,000 from $515,886,000 as of June 30, 2017. The decrease in securities available-for-sale is primarily due to sales and maturities of municipals and higher unrealized loss in the investment portfolio as higher market interest rates caused a decline in the fair value of the investment portfolio, offset in part by purchases of U.S. agency securities.

Net loans as of June 30, 2018 increased 2%, to $780,260,000, as compared to $768,208,000 as of June 30, 2017. Loan demand has moderated over the past twelve months. The loan portfolio credit quality, gauged by impaired loans was more favorable than a year ago as non-performing loans totaled $3.8 million as of June 30, 2018 compared to $5.2 million as of June 30, 2017. The decrease in impaired loans was due primarily to payments and pay offs received on impaired loans. The allowance for loan losses on June 30, 2018 totaled $11,383,000, or 1.44% of gross loans, compared to $11,189,000 or 1.44% of gross loans as of June 30, 2017.

Deposits totaled $1,151,815,000 on June 30, 2018, compared to $1,126,771,000 recorded at June 30, 2017, a 2.2% increase from a year ago. The higher level of deposits is primarily due to increases in retail and commercial demand deposit and retail savings account balances.

Securities sold under agreements to repurchase totaled $34,108,000 as of June 30, 2018 as compared to $38,683,000 recorded as of June 30, 2017.

The Company’s stockholders’ equity represented 12.3% of total assets as of June 30, 2018 with all of the Company’s five affiliate banks considered well-capitalized as defined by federal capital regulations. Total stockholders’ equity was $167,941,000 as of June 30, 2018, compared to $171,643,000 as of June 30, 2017. The decrease in stockholders’ equity was the result of the after tax impact of depreciation in the fair value of securities available for sale, offset in part by the retention of net income in excess of dividends.

Shareholder Information:

Return on average assets was 1.26% for the quarter ended June 30, 2018, compared to 1.01% for the same period in 2017. Return on average equity was 10.35% for the quarter ended June 30, 2018, compared to the 8.17% in 2017. Return on average assets was 1.22% for the six months ended June 30, 2018, compared to 1.03% for the same period in 2017. Return on average equity was 9.95% for the six months ended June 30, 2018, compared to the 8.41% in 2017.

The Company’s stock, which is listed on the NASDAQ Capital Market under the symbol ATLO, closed at $30.85 on June 30, 2018. During the second quarter of 2018, the price ranged from $26.80 to $31.55.

On May 9, 2018, the Company declared a quarterly cash dividend of $0.23 per common share. The dividend is payable August 15, 2018, to shareholders of record at the close of business on August 1, 2018.

Ames National Corporation affiliate Iowa banks are First National Bank, Ames; Boone Bank & Trust Co., Boone; State Bank & Trust Co., Nevada; Reliance State Bank, Story City; and United Bank & Trust, Marshalltown.

The Private Securities Litigation Reform Act of 1995 provides the Company with the opportunity to make cautionary statements regarding forward-looking statements contained in this News Release, including forward-looking statements concerning the Company’s future financial performance and asset quality.  Any forward-looking statement contained in this News Release is based on management’s current beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available to management.  These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to management.  If a change occurs, the Company’s business, financial condition, liquidity, results of operations, asset quality, plans and objectives may vary materially from those expressed in the forward-looking statements.  The risks and uncertainties that may affect the actual results of the Company include, but are not limited to, the following:  economic conditions, particularly in the concentrated geographic area in which the Company and its affiliate banks operate; competitive products and pricing available in the marketplace; changes in credit and other risks posed by the Company’s loan and investment portfolios, including declines in commercial or residential real estate values or changes in the allowance for loan losses dictated by new market conditions or regulatory requirements; fiscal and monetary policies of the U.S. government; changes in governmental regulations affecting financial institutions (including regulatory fees and capital requirements); changes in prevailing interest rates; credit risk management and asset/liability management; the financial and securities markets; the availability of and cost associated with sources of liquidity; and other risks and uncertainties inherent in the Company’s business, including those discussed under the heading “Risk Factors” in the Company’s annual report on Form 10-K.  Management intends to identify forward-looking statements when using words such as “believe”, “expect”, “intend”, “anticipate”, “estimate”, “should”, “forecasting” or similar expressions.  Undue reliance should not be placed on these forward-looking statements.  The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets
June 30, 2018 and 2017
(unaudited)

ASSETS	2018	2017

Cash and due from banks	$20,554,902	$19,573,969
Interest bearing deposits in financial institutions	41,831,023	28,126,299
Securities available-for-sale	478,733,417	515,886,446
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	2,561,200	3,027,800
Loans receivable, net	780,259,704	768,208,213
Loans held for sale	1,480,648	543,683
Bank premises and equipment, net	15,203,655	15,845,997
Accrued income receivable	7,755,177	7,413,393
Other real estate owned	385,509	425,359
Deferred income taxes, net	4,135,552	1,713,812
Other intangible assets, net	934,968	1,212,470
Goodwill	6,732,216	6,732,216
Other assets	1,486,743	915,960

Total assets	$1,362,054,714	$1,369,625,617

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Deposits
Demand, noninterest bearing	$218,222,877	$202,864,782
NOW accounts	338,858,159	332,846,478
Savings and money market	400,566,104	393,254,840
Time, $250,000 and over	39,727,075	37,291,573
Other time	154,440,954	160,513,103
Total deposits	1,151,815,169	1,126,770,776

Securities sold under agreements to repurchase	34,107,530	38,683,268
Federal Home Loan Bank (FHLB) advances and other borrowings	2,000,000	26,500,000
Dividends payable	2,141,510	2,048,401
Accrued expenses and other liabilities	4,049,475	3,979,793
Total liabilities	1,194,113,684	1,197,982,238

STOCKHOLDERS' EQUITY
Common stock, $2 par value, authorized 18,000,000 shares; issued and outstanding 9,310,913 shares as of June 30, 2018 and 2017	18,621,826	18,621,826
Additional paid-in capital	20,878,728	20,878,728
Retained earnings	133,510,931	129,167,032
Accumulated other comprehensive income (loss)	(5,070,455)	2,975,793
Total stockholders' equity	167,941,030	171,643,379

Total liabilities and stockholders' equity	$1,362,054,714	$1,369,625,617

AMES NATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Income
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Interest income:
Loans	$8,996,222	$8,499,729	$17,885,077	$16,615,414
Securities
Taxable	1,590,138	1,566,707	3,146,976	3,079,626
Tax-exempt	1,179,607	1,290,808	2,365,953	2,608,870
Interest bearing deposits and federal funds sold	229,726	113,353	395,045	250,526

Total interest income	11,995,693	11,470,597	23,793,051	22,554,436

Interest expense:
Deposits	1,633,395	1,113,389	2,995,876	2,034,819
Other borrowed funds	151,463	291,343	399,853	570,744

Total interest expense	1,784,858	1,404,732	3,395,729	2,605,563

Net interest income	10,210,835	10,065,865	20,397,322	19,948,873

Provision for loan losses	63,978	766,769	92,978	1,164,343

Net interest income after provision for loan losses	10,146,857	9,299,096	20,304,344	18,784,530

Noninterest income:
Wealth Management Income	906,364	734,375	1,657,364	1,433,307
Service fees	334,606	365,753	672,848	724,885
Securities gains, net	-	95,644	-	460,679
Gain on sale of loans held for sale	191,385	226,530	368,585	364,542
Merchant and card fees	366,863	353,479	676,522	668,515
Other noninterest income	191,654	249,367	379,555	453,838

Total noninterest income	1,990,872	2,025,148	3,754,874	4,105,766

Noninterest expense:
Salaries and employee benefits	4,316,823	3,986,327	8,884,868	8,031,971
Data processing	887,358	850,133	1,668,390	1,673,912
Occupancy expenses, net	459,445	475,556	954,391	1,019,586
FDIC insurance assessments	102,073	111,140	208,068	214,971
Professional fees	354,998	313,528	700,405	611,673
Business development	238,811	222,720	493,359	460,461
Intangible asset amortization	83,919	92,174	171,454	190,976
Other operating expenses, net	269,636	347,836	497,265	672,588

Total noninterest expense	6,713,063	6,399,414	13,578,200	12,876,138

Income before income taxes	5,424,666	4,924,830	10,481,018	10,014,158

Income tax expense	1,107,400	1,452,500	2,127,000	2,931,700

Net income	$4,317,266	$3,472,330	$8,354,018	$7,082,458

Basic and diluted earnings per share	$0.46	$0.37	$0.90	$0.76

Declared dividends per share	$0.23	$0.22	$0.71	$0.44